Exhibit 2.1

Execution Version

AMENDMENT TO

THE

AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER (this “Amendment”) is entered into as of September 2, 2025, by and among Emeren Group Ltd, a BVI business company incorporated under the Laws of the British Virgin Islands with registration number 1016246 (the “Company”), Shurya Vitra Ltd., a BVI business company incorporated under the Laws of the British Virgin Islands with registration number 2176891 (“Parent”), and Emeren Holdings Ltd., a BVI business company incorporated under the Laws of the British Virgin Islands with registration number 2177408 and a wholly owned Subsidiary of Parent (“Merger Sub” and, together with the Company and Parent, the “Parties” and each, a “Party”).

BACKGROUND

WHEREAS, Company, Parent and Merger Sub are parties to that certain Agreement and Plan of Merger, dated as of June 18, 2025 (the “Merger Agreement”); and

WHEREAS, Company, Parent and Merger Sub intended that Shah Capital Opportunity Fund LP (“Shah Opportunity Fund”) be considered a “Rollover Securityholder” under the Merger Agreement, such that Shah Opportunity Fund’s Company Securities be subject to the terms and conditions of the Rollover Agreement and cancelled in connection with the subscription of newly issued shares of Parent; and

WHEREAS, at any time prior to the Effective Time, the Parties may modify or amend the Merger Agreement by written agreement, executed and delivered by duly authorized officers of the respective Parties; provided that the Company may only take such action with the approval of the Special Committee; and

WHEREAS, the Parties now desire to amend the Merger Agreement to clarify that Shah Opportunity Fund is a Rollover Securityholder under the Merger Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.              Scope. Except as set forth in this Amendment, all terms and conditions of the Merger Agreement shall continue in full force and effect in accordance with their terms. All capitalized terms not otherwise defined herein shall have the same definition as in the Merger Agreement.

2.             Amendments and Agreements. Exhibit A to the Merger Agreement is hereby amended and restated in its entirety as set forth on Schedule I to this Amendment. All references in the Merger Agreement to (a) “Rollover Securityholders” shall include Shah Opportunity Fund, and (b) the “Rollover Shares” or the “Rollover Securities” shall include the holdings of Shah Opportunity Fund.

3.            Miscellaneous. This Amendment may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one instrument. The exchange of a fully executed Amendment (in counterparts or otherwise) by electronic transmission in .PDF format or similar electronic means shall be sufficient to bind the Parties to the terms and conditions of this Amendment. No modification of or amendment to this Amendment, nor any waiver of any rights under this Amendment, will be effective unless in writing signed by the duly authorized representatives of all Parties hereto, and the waiver of any breach or default will not constitute a waiver of any other right hereunder or any subsequent breach or default. This Amendment shall be governed in accordance with the internal laws (excluding the conflicts of laws provisions) of the State of New York. Each Party shall bear and pay its own fees, costs and expenses in connection with the negotiation, preparation and review of this Amendment.

[Signature page follows.]

The Parties have caused this Amendment to be executed and delivered as of the date first written above.

COMPANY:
Emeren Group Ltd

By:	/s/ Martin Bloom
Name: Martin Bloom
Title: Chairman, Special Committee of the Board of Directors

PARENT:
Shurya Vitra Ltd.

By:	/s/ Himanshu H. Shah
Name: Himanshu H. Shah
Title: Director/CEO

MERGER SUB:
Emeren Holdings Ltd.

By:	/s/ Himanshu H. Shah
Name: Himanshu H. Shah
Title: Director/CEO

SIGNATURE PAGE TO AMENDMENT TO AGREEMENT AND PLAN OF MERGER

SCHEDULE I

EXHIBIT A

ROLLOVER SECURITYHOLDERS1

Name	Ordinary Shares / ADSs		Options	RSUs
Ke Chen	4,870,270 Ordinary Shares	[2]	3,000,000
Enrico Bocchi				500,000	[3]
Shah Capital Opportunity Fund LP	18,409,249 ADSs

1 For the avoidance of doubt, the figures in this Exhibit A correspond to the number of ordinary shares, not ADSs, unless otherwise indicated.

2 Out of these 4,870,270 ordinary shares, 60,000 ordinary shares (i.e., 6,000 ADSs) are held in Ke Chen’s retail account by Morgan Stanley.

3 Enrico Bocchi’s 500,000 RSUs have not been vested. One third of these will vest on October 1, 2025, another one third on October 1, 2026, and the remaining on October 1, 2027.